As filed with the Securities and Exchange Commission on December 14, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLE KINGDOM ALLIANCE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-4293876
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

(404) 843-8585

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

David A. Rapaport, Esq.

General Counsel

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

(404) 257-9150

Facsimile: (404) 257-9125

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Ralph V. De Martino, Esq.	Joel D. Mayersohn, Esq.
Cozen O’Connor	Arnstein & Lehr, LLP
The Army & Navy Club Building	200 E. Las Olas Blvd., Suite 1700
1627 I Street, NW, Suite 1100	Fort Lauderdale, FL 33301
Washington, DC 20006	(954) 713-7614
(202) 912-4800	Facsimile: (954) 713-7700
Facsimile: (202) 912-4830

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series A Units, each consisting of one share of Common Stock, $.001 par value, and five non-redeemable Class A Warrants(2)	20,700 Series A Units	$8.00	$165,600	$18.00
Series B Units, each consisting of one share of Class B Common Stock, $.001 par value, and one redeemable Class B Warrant(3)	345,000 Series B Units	$8.00	$2,760,000	$295.00
Shares of Common Stock included as part of the Series A Units(2)	20,700 Shares	—	—	(4)
Shares of Class B Common Stock included as part of the Series B Units(3)	345,000 Shares	—	—	(4)
Class A Warrants included as part of the Series A Units(2)	103,500 Class A Warrants	—	—	(4)
Redeemable Class B Warrants included as part of the Series B Units(3)	345,000 Redeemable Class B Warrants	—	—	(4)
Shares of Common Stock underlying the Class A Warrants included in the Series A Units(5)	103,500 Shares of Common Stock	$5.00	$517,500	$55.00
Shares of Class B Common Stock underlying the redeemable Class B Warrants included in the Series B Units(5)	345,000 Shares of Class B Common Stock	$5.00	$1,725,000	$185.00
Representatives’ Unit Purchase Option	1	$100.00	$100	$1.00
Units underlying the Representatives’ Series A Unit Purchase Option (“Underwriters’ Units”)(5)	1,800 Series A Units	$10.00	$18,000	$2.00
Units underlying the Representatives’ Series B Unit Purchase Option (“Underwriters’ Units”)(5)	30,000 Series B Units	$10.00	$300,000	$32.00
Shares of Common Stock included as part of the Underwriters’ Series A Units(5)	1,800 Shares of Common Stock	—	—	(4)
Shares of Class B Common Stock included as part of the Underwriters’ Series B Units(5)	30,000 Shares of Class B Common Stock	—	—	(4)
Class A Warrants included as part of the Representatives’ Series A Units(5)	9,000 Class A Warrants	—	—	(4)
Redeemable Class B Warrants included as part of the Representatives’ Series B Units(5)	30,000 Redeemable Class B Warrants	—	—	(4)
Shares of Common Stock underlying the Class A Warrants included in the Representatives’ Series A Units(5)	9,000 Shares of Common Stock	$10.00	$90,000	$10.00
Shares of Class B Common Stock underlying the redeemable Class B Warrants included in the Representatives’ Series B Units(5)	30,000 Shares of Class B Common Stock	$10.00	$300,000	$32.00
Total			$5,876,200	$630.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 2,700 Series A Units and 2,700 shares of Common Stock and 13,500 Class A Warrants underlying such Series A Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	Includes 45,000 Series B Units and 45,000 shares of Class B Common Stock and 45,000 Class B Warrants underlying such Series B Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(4)	No fee pursuant to Rule 457(g).

(5)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Class A and Class B Warrants.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an accountant’s consent and an opinion of counsel. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1 (File No. 333-133475), including the exhibits thereto (the “Initial Registration Statement”), are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 13th day of December, 2006.

MIDDLE KINGDOM ALLIANCE CORP.

By:	*
Name: Bernard J. Tanenbaum III Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Anthony Ng	Chairman of the Board of Directors	December 13, 2006

* Bernard J. Tanenbaum III	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2006

* Michael Marks	President and Director	December 13, 2006

* Alex Chun Yao	Executive Vice President and Director	December 13, 2006

/s/ David A. Rapaport David A. Rapaport	Secretary, General Counsel and Director	December 13, 2006

* Allan Shu Cheuk Lam	Executive Vice President and Director	December 13, 2006

* Fred A. Brasch	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 13, 2006

* By:	/s/ David A. Rapaport
David A. Rapaport
Attorney-in-fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-133475 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith

Exhibit No.	Description

5	Opinion of Cozen O’Connor

23.1	Consent of Weiser LLP

23.2	Consent of Cozen O’Connor (included in Exhibit 5)